UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2018

REIS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12917	13-3926898
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, New York, New York 10036

(Address of principal executive offices) (Zip Code)

(212) 921-1122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, Reis, Inc., a Maryland corporation (the “Company”) entered into an Agreement and Plan of Merger, dated as of August 29, 2018, (the “Merger Agreement”), by and among the Company, Moody’s Corporation, a Delaware corporation (“Moody’s”), and Moody’s Analytics Maryland Corp., a Maryland corporation and a wholly-owned subsidiary of Moody’s (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub conducted a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.02 per share (the “Shares”) of the Company at a price of $23.00 per Share, net to the holder in cash, without interest and less any applicable withholding taxes (the “Offer Price”). The Offer expired at 11:59 p.m., Eastern time, on October 12, 2018 (the “Expiration Date”) as scheduled and was not extended. According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), 9,800,276 Shares were validly tendered and not validly withdrawn (excluding Shares with respect to which notices of guaranteed delivery were delivered), which represented approximately 84.7% of the outstanding Shares as of the expiration of the Offer (excluding for purposes of determining such percentage all Shares held by the Company, Moody’s or any of their respective subsidiaries) and a sufficient number of Shares such that the minimum tender condition to the Offer was satisfied. In addition, the Depositary advised Merger Sub that notices of guarantee have been delivered with respect to 41,983 additional Shares, representing approximately 0.4% of the outstanding Shares as of the expiration of the Offer (excluding for purposes of determining such percentage all Shares held by the Company, Moody’s or any of their respective subsidiaries). Each condition to the Offer was satisfied, and Merger Sub irrevocably accepted for purchase and payment all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer, excluding Shares with respect to which notices of guaranteed delivery were delivered.

On October 15, 2018, following consummation of the Offer, Merger Sub merged with and into the Company (the “Merger”) with the Company surviving as a wholly-owned subsidiary of Moody’s (the “Surviving Corporation”). The Merger was governed by Section 3-106.1 of the Maryland General Corporation Law (the “MGCL”), with no stockholder vote of the Company required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each Share not purchased in the Offer (other than Shares held by the Company, Moody’s or any of their respective subsidiaries) was automatically canceled and converted into the right to receive an amount in cash equal to the Offer Price.

The foregoing summary of the material terms of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 30, 2018, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the completion of the Merger, on October 15, 2018, all amounts due and owing under the Amended and Restated Loan and Security Agreement (the “Credit Agreement”), dated as of January 28, 2016, by and among Reis Services, LLC, a Maryland limited liability company, as borrower, the Company, as guarantor and Capital One, N.A., a national banking association, as lender were paid and the Credit Agreement was terminated. The material terms of the Credit Agreement are described in Exhibit 10.1 to the Company’s Current Report on Form 10-K filed on March 8, 2018. Such descriptions are hereby incorporated into this Current Report by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on October 13, 2018, Merger Sub irrevocably accepted for purchase and payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date (excluding Shares with respect to which notices of guaranteed delivery were delivered). On October 15, 2018, the Merger was completed pursuant to Section 3-106.1 of the MGCL, with no stockholder vote of the Company required to consummate the Merger. Upon the consummation of the Merger, the Company became a wholly-owned subsidiary of Moody’s.

The aggregate consideration paid by Merger Sub in the Offer and Merger and the related payments for options and restricted stock units was approximately $278 million, without giving effect to related transaction fees and expenses. Moody’s provided Merger Sub with the necessary funds to fund the Offer and the Merger through available cash on hand and borrowings at prevailing effective rates under Moody’s commercial paper program.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company (i) notified NASDAQ Global Market (“NASDAQ”) on October 15, 2018 that the Merger was completed and (ii) requested that NASDAQ (x) halt trading in the shares of Common Stock for October 15, 2018 and suspend trading of the shares of Common Stock effective October 16, 2018 and (y) file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Shares on NASDAQ was halted prior to the opening of trading on October 15, 2018 and suspended with effect from October 16, 2018. The Company also intends to file with the SEC a Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed under Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for purchase and payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer (excluding Shares with respect to which notices of guaranteed delivery were delivered) and the completion of the Merger pursuant to Section 3-106.1 of the MGCL on October 15, 2018, a change in control of the Company occurred and the Company now is wholly-owned by Moody’s.

The information disclosed under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, as of the Effective Time, each of the directors of the Company (Thomas J. Clarke Jr., Jonathan Garfield, Lloyd Lynford, M. Christian Mitchell and Byron C. Vielehr) resigned as directors of the Company and from all committees of the board of directors of the Company.

Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, the directors and officers of Merger Sub as of immediately prior to the Effective Time of the Merger became the directors and officers of the Surviving Company. Keith Berry assumed the roles of director and President of the Surviving Company, Mark Almeida assumed the roles of director, Chairman of the Board and Chief Executive Officer of the Surviving Corporation, Sallilyn Schwartz assumed the role of Vice President, Treasurer of the Surviving Company, Thomas Fezza assumed the role of Vice President, Global Tax and Elizabeth M. McCarroll assumed the role of Corporate Secretary of the Surviving Corporation.

Information about Mr. Berry, Mr. Almeida, Ms. Schwartz, Mr. Fezza and Ms. McCarroll is contained in the Offer to Purchase, dated September 13, 2018, filed by Moody’s and Merger Sub as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on September 13, 2018, which information is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2018, the Surviving Corporation’s articles of incorporation and bylaws were amended and restated in their entirety. Copies of the Surviving Corporation’s articles of amendment and restatement and the Surviving Corporation’s amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which is incorporated herein by reference.

Item 8.01 Other Events.

On October 15, 2018, the Company and Moody’s issued a joint press release relating to the completion of the Offer. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

2.1	Agreement and Plan of Merger by and among Moody’s, Merger Sub, and the Company, dated August 29, 2018 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 29, 2018).

3.1	Articles of Amendment and Restatement of the Surviving Corporation.

3.2	Amended and Restated Bylaws of the Surviving Corporation.

99.1	Joint Press Release issued by the Company and Moody’s, dated October 15, 2018.

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

2.1	Agreement and Plan of Merger by and among Moody’s, Merger Sub, and the Company, dated August 29, 2018 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 30, 2018).

3.1	Articles of Amendment and Restatement of the Surviving Corporation.

3.2	Amended and Restated Bylaws of the Surviving Corporation.

99.1	Joint Press Release issued by the Company and Moody’s, dated October 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIS, INC.

Date: October 16, 2018	By:	/s/ Elizabeth M. McCarroll
Name: Elizabeth M. McCarroll
Title: Corporate Secretary